EXHIBIT 10.18  AMENDMENT TO CREDIT AGREEMENT

                                 THIRD AMENDMENT
                               TO CREDIT AGREEMENT
                                     (1997)

                  This Third Amendment to Credit Agreement (this "Amendment") is made on the 18th day of February, 1997, to be effective as of December 31, 1996, between FINISHMASTER, INC., an Indiana corporation of 4259 40th Street, S.E., Kentwood, Michigan 49512 (the "Borrower"), and NBD BANK, a Michigan banking corporation, of 200 Ottawa Avenue, N.W., Grand Rapids, Michigan 49503 (the "Lender").

                                    RECITALS

                  A. The Borrower is the obligor under a Credit Agreement dated August 24, 1995 (the "Original Credit Agreement"), as amended by an Amendment to Credit Agreement (1996) dated as of July 1, 1996, and a Second Amendment to
Credit Agreement dated February 11, 1997 (as amended, the "Existing Credit Agreement"), pursuant and subject to which Lender agreed to extend the following loans (the "Loans"):

                           (i) Acquisition Loans in an aggregate amount (subject to the adjustments set forth in the Existing Credit Agreement) of up to $15,000,000;

                           (ii) Working Capital Loans in an aggregate amount (subject to the adjustments set forth in the Existing Credit Agreement) of up to $5,000,000; and

                           (iii) Subject to the terms and conditions of the Existing Credit Agreement, Term Loans converted from Acquisition Loans (the aggregate outstanding principal balance of which reduces the Total Acquisition Loan Commitment).

                  B. The Borrower and the Lender wish to set forth certain amendments to the Existing Credit Agreement and the documents that evidence, secure or otherwise relate to the Loans (the "Loan Documents").

                  NOW, THEREFORE, the Lender and the Borrower agree as follows:

                  1. Definitions. Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Existing Credit Agreement. From and after the date of this Amendment, each reference in the Existing Credit Agreement, the Loan Documents and this Amendment to the term
(i) "Agreement" means the Existing Credit Agreement, as modified by this Amendment, and (ii) "Loan Documents" includes, without limitation, this Amendment.

                  2. Funded Debt/EBITDA. Paragraph 6.6B of the Original Credit Agreement is amended and restated in its entirety, effective as of December 31, 1996, as follows:

                  The Borrower and Refinishers will not, on a consolidated basis, permit or suffer their ratio of (i) Funded Debt to (ii) EBITDA, as measured on the last day of each calendar quarter, in each case for the four calendar quarters preceding the date of measurement, to exceed:

                  (a) 3.75 to 1 with respect to the four quarter period ending on December 31, 1996; and

                  (b) 3.50 to 1 with respect to each four quarter period ending on or after March 31, 1997.






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                  3. Debt Coverage Ratio.  Paragraph 6.6D of the Original Credit
Agreement is amended and restated in its entirety, effective as of December 31, 1996, as follows:

                  At any time that there remains outstanding any indebtedness under Term Loan, the Borrower and Refinishers will not, on a consolidated basis, permit or suffer their ratio of (i) EBITDA (less provision for cash taxes based on income) to (ii) Debt Service, as measured on the last day of each calendar quarter, in each case for the four calendar quarters preceding the date of measurement, to be:

                  (a) less that 1.08 to 1 with respect to the four quarter period ending on December 31, 1996;

                  (b) less than 1.15 to 1 with respect to the four quarter period ending on March 31, 1997;

                  (c) less than 1.2 to 1 with respect to the four quarter period ending on June 30, 1997:

                  (d) less than 1.25 to 1 with respect to the four quarter period ending on September 30, 1997; and

                  (e) less than 1.4 to 1 with respect to each four quarter period ending on or after December 31, 1997.


                  4. Costs and Expenses. Borrower agrees to pay all costs and expenses in connection with the negotiation, preparation, reproduction, execution, delivery, enforcement, attempted enforcement and defense of the terms of this Amendment and the other Loan Documents and of Lender's actions in connection therewith, and all amendments or modifications of or supplements to any of the foregoing, and any and all other documents furnished pursuant hereto or thereto, or in connection herewith or therewith.

                  5. Execution and Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

                  6. Headings. Section headings used in this Amendment are for convenience of reference only and shall not affect the construction of the Agreement.

                  7. Enforceability of Loan Documents. Except as expressly and specifically set forth herein, the Loan Documents remain unmodified and in full force and effect. In the event of any discrepancy between any other Loan Document and this Amendment, the terms and conditions of this Amendment will control and such other Loan Document is deemed amended to conform hereto.

                  Executed by the parties on the date first set forth above.

                                                  NBD Bank, a Michigan banking
                                                  corporation

                                                  By:\s\ RAY E. REITSMA
                                                        Ray E. Reitsma
                                                      Its:  \s\ Vice President

                                                  FinishMaster, Inc., an
                                                  Indiana corporation

                                                  By:\s\ ROGER SOROKIN
                                                       Roger Sorokin
                                                      Its:\s\ Vice President